Exhibit 2.1

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made as of June 7, 2022 by and between Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B229193 (the “Company”), and Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“Parent”) and amends that certain Business Combination Agreement (as amended by that certain First Amendment to Business Combination Agreement, dated as of April 14, 2022, the “Agreement”), dated as of December 7, 2021, by and among TopCo, the Company and Parent. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

WHEREAS, the Company and Parent desire to amend the Agreement, in accordance with Section 9.3 thereof, to adjust the First Merger Effective Time and extend the Termination Date, in each case, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Parent hereby agree as follows:

1.    Amendments.

(a)    Section 2.1(b)(i) of the Agreement is hereby amended to replace the phrase “seven (7) Business Days after the Approval Date” therein with the phrase “six (6) Business Days after the Approval Date (or such later date or as mutually agreed in writing by the Company and Parent)”.

(b)    Section 8.1(e) of the Agreement is hereby amended to replace the date “June 7, 2022” with “June 21, 2022”.

2.    Remaining Effect. Except as specifically amended herein, the Agreement remains in effect without change thereto; provided, however, that all references to the Agreement set forth therein shall hereafter be deemed to refer to the Agreement as hereby amended.

3.    Miscellaneous. Sections 9.2, 9.3, 9.5-9.11, and 9.13-9.18 of the Agreement are incorporated herein by reference mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a deed as of the date first written above.

ALVOTECH HOLDINGS S.A.

By:	/s/ Robert Wessman
Name:	Robert Wessman
Title:	Authorized Signatory

Signature Page - Amendment to Business Combination Agreement

OAKTREE ACQUISITION CORP. II

By:	/s/ Zaid Pardesi
Name:	Zaid Pardesi
Title:	Chief Financial Officer and Head of M&A

Signature Page - Amendment to Business Combination Agreement